Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

•	Service revenue of $113.2 million

•	Loss from operations of $(4.2) million

•	Adjusted operating income(1) of $8.5 million

•	Loss before income taxes and non-controlling interests of $(9.1) million

•	Adjusted pretax income attributable to Altisource(1) of $4.4 million

•	Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)(1) of $13.2 million

•	Net loss attributable to Altisource of $(11.7) million, or $(0.75) per diluted share

•	Adjusted net income attributable to Altisource(1) of $2.7 million, or $0.17 per diluted share
Luxembourg, April 30, 2020 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the first quarter 2020.
“Altisource, like other companies in our industry, is adapting to the rapidly changing environment from the COVID-19 pandemic. Our first quarter 2020 financial performance in our default related services businesses was negatively impacted by COVID-19 related governmental restrictions and changing vendor and consumer behavior. This impact was partially offset by stronger performance from our origination related businesses that benefited from lower interest rates throughout most of the quarter. We have three areas of focus in responding to the pandemic. First, maintaining the health and safety of our employees. Second, adjusting our operations to mitigate some of the impact to our customers and business while complying with governmental orders and guidance. Third, addressing our cost structure and preserving liquidity to prepare for what could be a period of lower revenue than planned,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “At the same time, we are also seeking to maintain capacity for anticipated growth in our origination related services, continue to innovate across our businesses and prepare for what we believe will be strong medium to longer term demand for our default related services. As a leading national provider of services to support residential loan originators and servicers, we believe Altisource is in a strong position to support the industry and capture a sizable share of the business opportunity that a low interest rate and rising delinquency environment would present.”
First Quarter 2020 Highlights(2)
Financial and Corporate:

•	Ended the first quarter 2020 with $120.4 million of cash, cash equivalents and investment in equity securities

•	Ended the first quarter 2020 with $173.5 million of net debt less investment in equity securities(1), 30% lower than March 31, 2019

•
The Company’s first quarter 2020 financial performance in its default related services businesses was negatively impacted by COVID-19 related governmental restrictions and changing vendor and consumer behavior

•
To adapt to this rapidly changing COVID-19 environment, Altisource is focused on efforts intended to (1) maintain the health and safety of its employees, (2) adjust the Company’s operations to mitigate the impact to its customers and business while complying with governmental orders and guidance and (3) address Altisource’s cost structure and preserve liquidity to prepare for what could be a period of lower revenue than planned
Business Highlights:
Field Services

•
Grew Field Services revenue from customers other than Ocwen Financial Corporation (“Ocwen”), New Residential Investment Corp. (“NRZ”) and Front Yard Residential Corporation (“RESI”) by 177% in the first quarter of 2020 compared to the first quarter of 2019

Marketplace

•	Grew Hubzu revenue from customers other than Ocwen, NRZ and RESI by 39% in the first quarter of 2020 compared to the first quarter of 2019

•	Grew Hubzu inventory from customers other than Ocwen, NRZ and RESI by 22% since March 31, 2019, with such inventory representing 38% of total Hubzu inventory as of March 31, 2020
Mortgage and Real Estate Solutions

•	Grew Mortgage and Real Estate Solutions revenue from customers other than Ocwen, NRZ and RESI by 47% in the first quarter of 2020 compared to the first quarter of 2019
First Quarter 2020 Financial Results
First quarter 2020 service revenue of $113.2 million was 31% lower than the first quarter 2019 primarily from the 2019 sale, discontinuation and exit from certain businesses (resulting in an 18% decline in service revenue). Service revenue was also lower from the reduction in the size of Ocwen’s portfolio, NRZ’s more aggressive sale of homes at the foreclosure auction (which reduces our real estate owned (“REO”) auction, brokerage, field services and title service revenue), and COVID-19 pandemic related governmental restrictions and changing vendor and consumer behavior on our default related businesses. These decreases were partially offset by a 36% increase in revenue from customers other than Ocwen, NRZ and RESI in our Field Services, Marketplace and Mortgage and Real Estate Solutions businesses from new customer on-boardings, market share expansion with existing customers, and higher origination related volumes driven by lower interest rates.
First quarter 2020 loss from operations increased to a loss of $(4.2) million, compared to a loss of $(0.6) million for the first quarter 2019, primarily as a result of lower revenue and changes in service revenue mix with lower revenue from higher margin Marketplace businesses and the impact of the July 1, 2019 sale of the Financial Services business, partially offset by lower selling, general and administrative expenses and restructuring costs, and the benefits of restructuring activities.
First quarter 2020 adjusted operating income(1) of $8.5 million was 51% lower than the first quarter 2019, primarily from the impact of revenue declines discussed above, partially offset by the benefits of restructuring activities.
First quarter 2020 loss before income taxes and non-controlling interests of $(9.1) million was 130% higher than the first quarter 2019, primarily from lower operating income discussed above and an unrealized loss on our investment in RESI of $(1.3) million in the first quarter 2020 compared to a gain of $2.2 million in the first quarter 2019, partially offset by lower interest expense.
First quarter 2020 adjusted pretax income attributable to Altisource(1) of $4.4 million was 61% lower than the first quarter 2019, primarily from lower adjusted operating income(1) discussed above, partially offset by lower interest expense.
First quarter 2020 Adjusted EBITDA(1) of $13.2 million was 42% lower than the first quarter 2019, primarily from lower adjusted operating income(1) discussed above, excluding the decrease in depreciation and amortization of premises and equipment which was lower than other operating expenses.
First quarter 2020 loss per diluted share was $(0.75), or 275% higher compared to first quarter 2019 loss per diluted share of $(0.20) primarily due to lower income before income taxes and non-controlling interests discussed above, partially offset by fewer diluted shares outstanding from share repurchases during 2019.
First quarter 2020 adjusted earnings per share(1) of $0.17 was 65% lower than the first quarter 2019, primarily from lower adjusted pretax income attributable to Altisource(1) discussed above, partially offset by fewer diluted shares outstanding from share repurchases during 2019.

First Quarter 2020 Results Compared to the First Quarter 2019:

(in thousands, except per share data)	First quarter 2020	First quarter 2019	% Change
Service revenue	$113,176	$164,999	(31)
Loss from operations	(4,155)	(626)	N/M
Adjusted operating income(1)	8,501	17,319	(51)
Loss before income taxes and non-controlling interests	(9,124)	(3,966)	130
Pretax loss attributable to Altisource(1)	(9,229)	(4,406)	109
Adjusted pretax income attributable to Altisource(1)	4,435	11,301	(61)
Adjusted EBITDA(1)	13,163	22,733	(42)
Net loss attributable to Altisource	(11,650)	(3,184)	266
Adjusted net income attributable to Altisource(1)	2,653	8,005	(67)
Diluted loss per share	(0.75)	(0.20)	275
Adjusted diluted earnings per share(1)	0.17	0.48	(65)
Cash flows used in operating activities	(1,648)	(6,655)	(75)
Adjusted cash flows from operating activities less additions to premises and equipment(1)	(2,159)	(186)	N/M
N/M - not meaningful.

•
First quarter 2020 and first quarter 2019 loss from operations include restructuring charges of $2.9 million and $4.4 million, respectively, related to Project Catalyst. First quarter 2020 loss from operations also includes losses from Pointillist of $2.6 million. The first quarter 2019 includes a sales tax accrual of $2.1 million and an other asset write-off from a business exit of $0.2 million (no comparable amounts in the first quarter 2020).

•
First quarter 2020 and first quarter 2019 pretax loss attributable to Altisource(1) include unrealized mark-to-market (losses) gains on our equity investment in RESI of $(1.3) million and $2.2 million, respectively.

•
First quarter 2020 net loss attributable to Altisource includes certain income tax items totaling $1.9 million driven by the decrease in the India income tax rate that resulted in a higher tax provision for the first quarter 2020 from adjustments to deferred tax assets in India and adjustments to foreign income tax reserves (no comparable amounts in the first quarter 2019).

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2020 unless otherwise indicated.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the risks and uncertainties related to pandemics, epidemics or other force majeure events, including the COVID-19 pandemic, and associated impacts to the economy, supply chain, transportation, movement of people, availability of vendors, demand for our products or services, increased costs, recommendations or restrictions imposed by governmental entities, changes in relevant business practices undertaken or imposed by our clients, vendors or regulators, impacts on contracts and client relationships and potential litigation exposure; our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K, March 31, 2020 Form 10-Q and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our first quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2020	2019

Service revenue	$113,176	$164,999
Reimbursable expenses	7,845	4,496
Non-controlling interests	423	440
Total revenue	121,444	169,935
Cost of revenue	86,736	119,719
Reimbursable expenses	7,845	4,496
Gross profit	26,863	45,720
Operating expenses:
Selling, general and administrative expenses	28,093	41,926
Restructuring charges	2,925	4,420
Loss from operations	(4,155)	(626)
Other income (expense), net
Interest expense	(4,716)	(5,952)
Unrealized (loss) gain on investment in equity securities	(1,347)	2,238
Other income (expense), net	1,094	374
Total other income (expense), net	(4,969)	(3,340)

Loss before income taxes and non-controlling interests	(9,124)	(3,966)
Income tax (provision) benefit	(2,421)	1,222

Net loss	(11,545)	(2,744)
Net income attributable to non-controlling interests	(105)	(440)

Net loss attributable to Altisource	$(11,650)	$(3,184)

Loss per share:
Basic	$(0.75)	$(0.20)
Diluted	$(0.75)	$(0.20)

Weighted average shares outstanding:
Basic	15,497	16,292
Diluted	15,497	16,292

Comprehensive loss:

Comprehensive loss, net of tax	$(11,545)	$(2,744)
Comprehensive income attributable to non-controlling interests	(105)	(440)

Comprehensive loss attributable to Altisource	$(11,650)	$(3,184)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$79,098	$82,741
Investment in equity securities	41,271	42,618
Accounts receivable, net	43,576	43,615
Prepaid expenses and other current assets	17,660	15,214
Total current assets	181,605	184,188

Premises and equipment, net	20,984	24,526
Right-of-use assets under operating leases	26,064	29,074
Goodwill	73,849	73,849
Intangible assets, net	56,837	61,046
Deferred tax assets, net	1,244	1,626
Other assets	8,012	10,810

Total assets	$368,595	$385,119

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$64,658	$67,671
Deferred revenue	5,482	5,183
Other current liabilities	14,582	14,724
Total current liabilities	84,722	87,578

Long-term debt	288,233	287,882
Other non-current liabilities	27,164	31,016

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,559 outstanding as of March 31, 2020; 15,454 outstanding as of December 31, 2019)	25,413	25,413
Additional paid-in capital	136,563	133,669
Retained earnings	252,466	272,026
Treasury stock, at cost (9,854 shares as of March 31, 2020 and 9,959 shares as of December 31, 2019)	(447,229)	(453,934)
Altisource deficit	(32,787)	(22,826)

Non-controlling interests	1,263	1,469
Total deficit	(31,524)	(21,357)

Total liabilities and deficit	$368,595	$385,119

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(11,545)	$(2,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,117	5,631
Amortization of right-of-use assets under operating leases	2,706	3,738
Amortization of intangible assets	4,209	8,647
Unrealized loss (gain) on investment in equity securities	1,347	(2,238)
Share-based compensation expense	2,894	2,621
Bad debt expense	342	155
Amortization of debt discount	167	153
Amortization of debt issuance costs	184	170
Deferred income taxes	126	582
Loss on disposal of fixed assets	39	331
Changes in operating assets and liabilities:
Accounts receivable	(303)	1,091
Short-term investments in real estate	—	(401)
Prepaid expenses and other current assets	(36)	(781)
Other assets	612	(92)
Accounts payable and accrued expenses	(3,116)	(16,318)
Current and non-current operating lease liabilities	(3,354)	(3,480)
Other current and non-current liabilities	(37)	(3,720)
Net cash used in operating activities	(1,648)	(6,655)

Cash flows from investing activities:
Additions to premises and equipment	(511)	(790)
Net cash used in investing activities	(511)	(790)

Cash flows from financing activities:
Proceeds from stock option exercises	—	28
Distributions to non-controlling interests	(311)	(620)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,205)	(585)
Net cash used in financing activities	(1,516)	(1,177)

Net decrease in cash, cash equivalents and restricted cash	(3,675)	(8,622)
Cash, cash equivalents and restricted cash at the beginning of the period	86,583	64,046

Cash, cash equivalents and restricted cash at the end of the period	$82,908	$55,424

Supplemental cash flow information:
Interest paid	$4,415	$5,634
Income taxes (received) paid, net	(1,720)	2,410
Acquisition of right-of-use assets with operating lease liabilities	705	209
Reduction of right-of-use assets from operating lease modifications or reassessments	(1,273)	—

Non-cash investing and financing activities:
Net increase in payables for purchases of premises and equipment	$103	$28

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax loss attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, sales tax accrual and other asset write-off from business exit from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, unrealized (loss) gain on investment in equity securities, sales tax accrual and other asset write-off from business exit from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax (provision) benefit, interest expense (net of interest income), depreciation and amortization, (loss) gain on investment in equity securities, intangible asset amortization, share-based compensation expense, sales tax accrual, restructuring charges, Pointillist losses and other asset write-off from business exit from net loss attributable to Altisource. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), sales tax accrual (net of tax), other asset write-off from business exit (net of tax) and certain income tax items related to the decrease in the India income tax rate from adjustments to deferred tax assets and adjustments to foreign income tax reserves from net loss attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), sales tax accrual (net of tax), other asset write-off from business exit (net of tax) and certain income tax related items by the weighted average number of diluted shares. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the increase in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows from operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2020	2019

Loss from operations	$(4,155)	$(626)

Intangible asset amortization expense	4,209	8,647
Share-based compensation expense	2,894	2,621
Restructuring charges	2,925	4,420
Pointillist losses	2,628	—
Sales tax accrual	—	2,053
Other asset write-off from business exit	—	204

Adjusted operating income	$8,501	$17,319

Loss before income taxes and non-controlling interests	$(9,124)	$(3,966)

Non-controlling interests	(105)	(440)
Pretax loss attributable to Altisource	(9,229)	(4,406)
Intangible asset amortization expense	4,209	8,647
Share-based compensation expense	2,894	2,621
Restructuring charges	2,925	4,420
Pointillist losses	2,289	—
Unrealized loss (gain) on investment in equity securities	1,347	(2,238)
Sales tax accrual	—	2,053
Other asset write-off from business exit	—	204

Adjusted pretax income attributable to Altisource	$4,435	$11,301

Net loss attributable to Altisource	$(11,650)	$(3,184)

Income tax provision (benefit)	2,421	(1,222)
Interest expense (net of interest income)	4,642	5,801
Depreciation and amortization	8,326	14,278
Unrealized loss (gain) on investment in equity securities	1,347	(2,238)
Share-based compensation	2,894	2,621
Sales tax accrual	—	2,053
Restructuring charges	2,925	4,420
Pointillist losses	2,258	—
Other asset write-off from business exit	—	204

Adjusted EBITDA	$13,163	$22,733

Net loss attributable to Altisource	$(11,650)	$(3,184)

Intangible asset amortization expense, net of tax	4,183	5,983
Share-based compensation expense, net of tax	2,643	1,813
Restructuring charges, net of tax	2,498	3,379
Pointillist losses, net of tax	1,757	—
Unrealized loss (gain) on investment in equity securities, net of tax	1,347	(1,656)
Sales tax accrual, net of tax	—	1,519
Other asset write-off from business exit, net of tax	—	151
Certain income tax related items	1,875	—

Adjusted net income attributable to Altisource	$2,653	$8,005

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2020	2019

Diluted loss per share	$(0.75)	$(0.20)

Impact of using diluted share count instead of basic share count for a loss per share	0.01	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.27	0.36
Share-based compensation expense, net of tax, per diluted share	0.17	0.11
Restructuring charges, net of tax, per diluted share	0.16	0.20
Pointillist losses, net of tax, per diluted share	0.11	—
Unrealized loss (gain) on investment in equity securities, net of tax, per diluted share	0.09	(0.10)
Sales tax accrual, net of tax, per diluted share	—	0.09
Other asset write-off from business exit, net of tax, per diluted share	—	0.01
Certain income tax related items per diluted share	0.12	—

Adjusted diluted earnings per share	$0.17	$0.48

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$4,209	$8,647
Tax benefit from intangible asset amortization	(26)	(2,664)
Intangible asset amortization expense, net of tax	4,183	5,983
Diluted share count	15,769	16,638

Intangible asset amortization expense, net of tax, per diluted share	$0.27	$0.36

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$2,894	$2,621
Tax benefit from share-based compensation expense	(251)	(808)
Share-based compensation expense, net of tax	2,643	1,813
Diluted share count	15,769	16,638

Share-based compensation expense, net of tax, per diluted share	$0.17	$0.11

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$2,925	$4,420
Tax benefit from restructuring charges	(427)	(1,041)
Restructuring charges, net of tax	2,498	3,379
Diluted share count	15,769	16,638

Restructuring charges, net of tax, per diluted share	$0.16	$0.20

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$2,289	$—
Tax benefit from Pointillist losses	(532)	—
Pointillist losses, net of tax	1,757	—
Diluted share count	15,769	16,638

Pointillist losses, net of tax, per diluted share	$0.11	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2020	2019

Calculation of the impact of the unrealized loss (gain) on investment in equity securities, net of tax
Unrealized loss (gain) on investment in equity securities	$1,347	$(2,238)
Tax provision from the unrealized loss (gain) on investment in equity securities	—	582
Unrealized loss (gain) on investment in equity securities, net of tax	1,347	(1,656)
Diluted share count	15,769	16,638

Unrealized loss (gain) on investment in equity securities, net of tax, per diluted share	$0.09	$(0.10)

Calculation of the impact of sales tax accrual, net of tax
Sales tax accrual	$—	$2,053
Tax benefit from sales tax accrual	—	(534)
Sales tax accrual, net of tax	—	1,519
Diluted share count	15,769	16,638

Sales tax accrual, net of tax, per diluted share	$—	$0.09

Calculation of the impact of other asset write-off from business exit, net of tax
Other asset write-off from business exit	$—	$204
Tax benefit from other asset write-off from business exit	—	(53)
Other asset write-off from business exit, net of tax	—	151
Diluted share count	15,769	16,638

Other asset write-off from business exit, net of tax, per diluted share	$—	$0.01

Certain income tax related items resulting from:
India income tax rate changes	$1,384	$—
Foreign income tax reserves/other	491	—
Certain income tax related items	1,875	—
Diluted share count	15,769	16,638

Certain income tax related items per diluted share	$0.12	$—

Cash flows used in operating activities	$(1,648)	$(6,655)
Increase in short-term investments in real estate	—	401
Payment of sales tax accrual	—	6,858
Adjusted cash flows from operating activities	(1,648)	604
Less: additions to premises and equipment	(511)	(790)

Adjusted cash flows from operating activities less additions to premises and equipment	$(2,159)	$(186)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	March 31, 2020	March 31, 2019

Senior secured term loan	$293,826	$338,822
Less: Cash and cash equivalents	(79,098)	(51,509)
Less: Investment in equity securities	(41,271)	(38,419)

Net debt less investment in equity securities	$173,457	$248,894

Note: Amounts may not add to the total due to rounding.